Exhibit 10.1

WAVE SYNC CORP.

securities PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 12, 2021, by and between Wave Sync Corp., a Delaware corporation (the “Company”) and the investor set forth on the signature page affixed hereto (the “Investor”).

WHEREAS, the Company wishes to sell and issue to the Investor an aggregate of up to $2,000,000 (the “Maximum Offering Amount”) of the Company’s convertible promissory note in the form of Exhibit A attached hereto (the “Promissory Note” or “Note”), which is convertible into the Company’s share of common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, the Company’s Common Stock is currently quoted on the OTC Pink under the ticker symbol “WAYS(D);” and

WHEREAS, unless terminated earlier by the Company, the offering (the “Offering”) and sales of the Promissory Note shall terminate on the sooner of the sale of the Maximum Offering Amount or November 30, 2021, but the Company may, in its sole discretion, extend this Offering;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Notes as set forth herein.

1. Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” and “Closing Date” as defined in Section 2.3(a) hereof.

“Common Stock” as defined in the recitals above.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company, or the knowledge of any fact or matter which any person would reasonably be expected to become aware of in the course of performing the duties and responsibilities as an executive officer or director of the Company.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Promissory Note.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Purchase Price” shall mean the amount of the Promissory Note being purchased by an Investor.

“Regulation D” as defined in Section 3.7 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” and “Subsidiary” shall refer to the entities wholly owned or majority owned by the Company.

“Transaction Documents” shall mean this Agreement and the Promissory Note.

“Transaction Securities” shall mean the Promissory Note and Conversion Shares.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2. Sale and Purchase of Promissory Notes.

2.1. Subscription for Promissory Note by Investor. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Investor shall purchase, and the Company shall sell and issue to the Investor, the Promissory Note, in the amount set forth on the signature page attached hereto in exchange for the payment of the Purchase Price. Subject to the terms and conditions of the Promissory Note, such Note shall have a term of 365 days, bear a simple interest rate of 10% per annum and can be converted into Conversion Shares at a fixed conversion price of $3.20 per share, subject to certain recapitalization adjustment as set forth in the Note.

The Offering shall terminate the sooner of i) the sale of the Maximum Offering Amount, ii) the termination by the Company at its sole discretion, or iii) November 30, 2021. In addition, the Company may, in its sole discretion, extend this Offering.

2.2 Reserved.

2.3  Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Investor against the payment of the Purchase Price, and the Investor shall purchase from the Company on the Closing Date, a Promissory Note in the amount set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Annex A (the “Closing”). The date of the Closing for the Investor is hereinafter referred to as the “Closing Date.”

2.4. Closing Deliveries. At the Closing, the Company shall deliver to the Investor, against delivery by the Investor of the Purchase Price (as provided below), i) a Promissory Note in the principal amount equivalent to the Purchase Price, and ii) a duly executed board resolution approving this Offering, the Transaction Documents and issuances of the Transaction Securities.

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At the Closing, the Investor shall deliver or cause to be delivered to the Company a completed accredited investor questionnaire (the “Accredited Investor Questionnaire”), substantially in the form attached herein as Exhibit B, and the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars in immediately available funds, to be sent to the Company pursuant to the wiring instruction set forth herein as Exhibit C.

3. Representations, Warranties and Acknowledgments of the Investor.

The Investor represents and warrants to the Company solely as to such Investor that:

3.1 Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2 Purchase Entirely for Own Account. The Transaction Securities to be received by the Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Transaction Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Transaction Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3. Investment Experience. Such Investor acknowledges that the purchase of the Transaction Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Transaction Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Transaction Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Transaction Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.5 Restricted Securities. Such Investor understands that the Transaction Securities are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6 Legends. The Investor understands that, except as provided below, certificates evidencing the Conversion Shares will bear the following or any similar legend:

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(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Transaction Securities, the legend required by such state authority.

3.7 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”) and the information provided in the Accredited Investor Questionnaire is accurate and complete as of the Closing Date.

3.8 No General Solicitation. The Investor did not learn of the investment in the Transaction Securities as a result of any public advertising or general solicitation.

3.9 Brokers and Finders. The Investor is not aware of any involvement of any broker and finder for this Transaction. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investor that:

4.1. Organization; Execution, Delivery and Performance.

(a) Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Transaction Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

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4.2. Securities Duly Authorized. The Transaction Securities to be issued to the Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Investor to this Agreement, the offer and issuance by the Company of the Transaction Securities is exempt from registration under the Securities Act.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Transaction Securities) will not: (i) conflict with or result in a violation of any provision of the Company’s Amended and Restated Certificate of Incorporation or By-laws, each as amended to date or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

4.4 Permits; Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.5 No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Transaction Securities being offered hereby.

4.6 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Transaction Securities to the Investor. The issuance of the Transaction Securities to the Investor will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or the Securities Act.

4.7 Material Adverse Effect. Except as expressly contemplated by this Agreement, from December 31, 2020 until the date of this Agreement, the Company has operated its business in the ordinary course in all material respects and there has not been, with respect to the business, and other than in the ordinary course of business, any:

(a) event, occurrence or development that has had a Material Adverse Effect;

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(b) incurrence of any indebtedness for borrowed money in connection with the business in an aggregate amount exceeding $250,000, except unsecured current obligations and liabilities incurred in the ordinary course of business;

(c) adoption, termination, amendment or modification of any employee benefit plan;

(d) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; or

(e) any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

“Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Company, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Investor; (vi) any matter of which the Investor is aware on the date hereof; (vii) any changes in applicable laws or accounting rules (including GAAP); (viii) any natural or man-made disaster or acts of God; or (ix) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions.

5. Reserved

6. Transfer Restrictions.

Each Investor understands that the sale or resale of all or any portion of the Transaction Securities have not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Transaction Securities may not be transferred unless the Investor shall have delivered to the Company, at its own cost, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Transaction Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.

7. Conditions to Closing of the Investor.

The obligation of the Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1. Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

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7.2. Delivery by Company. The Company shall have duly executed and delivered to such Investor (A) each of the Transaction Documents the Investor is party to and (B) copies by mail, fax or e-mail of the Note being purchased by such Investor pursuant to this Agreement as is set forth on the signature page.

7.3. No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.4. Other Documents. The Company shall have delivered to the Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8. Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with the Investor are subject to the fulfillment at or prior to the Closing Date of the conditions listed below.

8.1. Representations and Warranties. The representations and warranties made by the Investor in Section 3 shall be true and correct in all material respects at the time of such Closing as if made on and as of such date.

8.2. Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

8.3. Investor Deliveries. The Company will have received the deliveries of the Investor set forth in Section 2.4.

9.  Use of Proceeds. The Company hereby agrees that the net proceeds of this Offering shall be used solely for the purposes of the Company’s general working capital.

10. Miscellaneous.

10.1. Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

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The Company:

Wave Sync Corp. Address: 19 West 44th Street, Suite 1001, New York, NY 10036 Telephone: +852 9804 7102 Facsimile: N/A Attention: Jiang Hui, CEO Email: *	With a copy to (not constituting as notice):	Sichenzia Ross Ference LLP 1185 Avenue of the Americans, 31st Floor New York, New York 10036 Telephone: 212-930-9700 Facsimile: 212-930-9275 Attention: Huan Lou, Esq. Email: *

The Investor:

As per the contact information provided on the signature pages hereof.

10.2. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.3. Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

10.4. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

10.6. Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.7. Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and the holder(s) of the Promissory Note.

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10.8. Applicable Law; Disputes. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement or the Notes and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Notes or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement or the Notes, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

10.9. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or email, which shall be deemed an original.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Wave Sync Corp.

By:
Name:	Jiang Hui
Title:	Chief Executive Officer

INVESTOR:

The Investor executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

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Annex A

Securities Purchase Agreement

Investor Counterpart Signature Page

The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investor,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:

If an entity:

Print Name of Entity:

[Investor]

The Subscription Amount: $2,000,000.00

By:
Name:
Title:
Address:

Fax:
Email:
Phone Number:
Tax ID:

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